SIMON®

1Q 2024 SUPPLEMENTAL

THE FORUM SHOPS
SUSHI ROKU
SUSHI ROKU

SAINT LAURENT

SOUTHPARK

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2024 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports First Quarter 2024 Results, Increases Full Year 2024
Guidance and Raises Quarterly Dividend
INDIANAPOLIS, May 6, 2024 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended March 31, 2024.
“We delivered strong results to start the year,” said David Simon, Chairman, Chief Executive Officer and President. “Leasing momentum and cash flow growth continued. We successfully sold our remaining investment in Authentic Brands Group, generating total gross proceeds of  $1.45 billion, including the sale of a portion of our interest in the fourth quarter of 2023. Today, we raised our quarterly dividend and are increasing the mid-point of our full-year 2024 guidance.”
Results for the Quarter
•
Net income attributable to common stockholders was $731.7 million, or $2.25 per diluted share, as compared to $451.8 million, or $1.38 per diluted share in 2023.

 –
Net income for the first quarter of 2024 includes after-tax net gains of  $303.9 million, or $0.81 per diluted share, primarily resulting from the sale of the Company’s remaining ownership interest in Authentic Brands Group.

•
Funds From Operations (“FFO”) was $1.334 billion, or $3.56 per diluted share as compared to $1.026 billion, or $2.74 per diluted share in the prior year, including the gains referenced above.

•
Domestic property Net Operating Income (“NOI”) increased 3.7% and portfolio NOI increased 3.9% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at March 31, 2024 was 95.5%, a 1.1% increase compared to 94.4% at March 31, 2023.

•
Base minimum rent per square foot was $57.53 at March 31, 2024, compared to $55.84 at March 31, 2023, an increase of 3.0%.

•
Reported retailer sales per square foot was $745 for the trailing 12 months ended March 31, 2024.

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EARNINGS RELEASE
Balance Sheet Liquidity
As of March 31, 2024, Simon had approximately $11.2 billion of liquidity consisting of  $3.1 billion of cash on hand, including its share of joint venture cash, and $8.1 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.00 for the second quarter of 2024. This is an increase of  $0.15, or 8.1% year-over-year. The dividend will be payable on June 28, 2024 to shareholders of record on June 7, 2024.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on June 28, 2024 to shareholders of record on June 14, 2024.
2024 Guidance
The Company currently estimates net income to be within a range of  $7.38 to $7.53 per diluted share and FFO to be within a range of  $12.75 to $12.90 per diluted share for the year ending December 31, 2024.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to FFO per diluted share:
For the year ending December 31, 2024
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$7.38	$7.53
Depreciation and amortization including Simon’s share of unconsolidated entities	5.40	5.40
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net	(0.03)	(0.03)
Estimated FFO per diluted share	$12.75	$12.90
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, May 6, 2024. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until May 13, 2024. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13745980.
Supplemental Materials and Website
Supplemental information on our first quarter 2024 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

1Q 2024 SUPPLEMENTAL	3

EARNINGS RELEASE
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

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About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

1Q 2024 SUPPLEMENTAL	5

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended March 31,
	2024	2023
REVENUE:
Lease income	$1,302,671	$1,248,185
Management fees and other revenues	29,455	28,949
Other income	110,464	73,715
Total revenue	1,442,590	1,350,849
EXPENSES:
Property operating	126,114	111,748
Depreciation and amortization	307,369	307,059
Real estate taxes	109,210	111,159
Repairs and maintenance	25,728	22,174
Advertising and promotion	28,081	24,159
Home and regional office costs	60,723	56,820
General and administrative	9,132	9,107
Other	41,053	45,900
Total operating expenses	707,410	688,126
OPERATING INCOME BEFORE OTHER ITEMS	735,180	662,723
Interest expense	(230,623)	(199,429)
Gain on disposal, exchange, or revaluation of equity interests, net	414,769	—
Income and other tax (expense) benefit	(47,603)	13,453
(Loss) income from unconsolidated entities	(34,342)	21,900
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(7,192)	20,608
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	10,966	—
CONSOLIDATED NET INCOME	841,155	519,255
Net income attributable to noncontrolling interests	108,619	66,594
Preferred dividends	834	834
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$731,702	$451,827
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.25	$1.38

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	March 31, 2024	December 31, 2023
ASSETS:
Investment properties, at cost	$39,494,402	$39,285,138
Less – accumulated depreciation	18,014,303	17,716,788
	21,480,099	21,568,350
Cash and cash equivalents	1,251,105	1,168,991
Short-term investments	1,300,000	1,000,000
Tenant receivables and accrued revenue, net	793,437	826,126
Investment in TRG, at equity	3,004,129	3,049,719
Investment in Klépierre, at equity	1,447,515	1,527,872
Investment in other unconsolidated entities, at equity	2,770,652	3,540,648
Right-of-use assets, net	524,920	484,073
Deferred costs and other assets	1,124,834	1,117,716
Total assets	$33,696,691	$34,283,496
LIABILITIES:
Mortgages and unsecured indebtedness	$25,519,340	$26,033,423
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,527,859	1,693,248
Cash distributions and losses in unconsolidated entities, at equity	1,724,494	1,760,922
Dividend payable	1,412	1,842
Lease liabilities	525,681	484,861
Other liabilities	635,781	621,601
Total liabilities	29,934,567	30,595,897
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	177,528	195,949
EQUITY:
Stockholders’ Equity
Capital stock (total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 850,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,024	41,106
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,895,886 and 342,895,886 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,370,740	11,406,236
Accumulated deficit	(5,987,514)	(6,095,576)
Accumulated other comprehensive loss	(165,796)	(172,787)
Common stock held in treasury, at cost, 16,960,060 and 16,983,364 shares, respectively	(2,152,382)	(2,156,178)
Total stockholders’ equity	3,106,105	3,022,834
Noncontrolling interests	478,491	468,815
Total equity	3,584,596	3,491,649
Total liabilities and equity	$33,696,691	$34,283,495

1Q 2024 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended March 31,
	2024	2023
REVENUE:
Lease income	$752,030	$735,048
Other income	90,992	90,046
Total revenue	843,022	825,094
OPERATING EXPENSES:
Property operating	161,044	154,922
Depreciation and amortization	159,815	164,473
Real estate taxes	63,180	64,004
Repairs and maintenance	19,492	18,774
Advertising and promotion	21,663	20,710
Other	54,881	53,310
Total operating expenses	480,075	476,193
OPERATING INCOME BEFORE OTHER ITEMS	362,947	348,901
Interest expense	(176,751)	(168,206)
NET INCOME	$186,196	$180,695
Third-Party Investors’ Share of Net Income	$94,370	$90,259
Our Share of Net Income	91,826	90,436
Amortization of Excess Investment (A)	(14,697)	(14,921)
Income from Unconsolidated Entities (B)	$77,129	$75,515

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

1Q 2024 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	March 31, 2024	December 31, 2023
Assets:
Investment properties, at cost	$19,151,115	$19,315,578
Less – accumulated depreciation	8,859,314	8,874,745
	10,291,801	10,440,833
Cash and cash equivalents	1,331,870	1,372,377
Tenant receivables and accrued revenue, net	458,425	505,933
Right-of-use assets, net	117,569	126,539
Deferred costs and other assets	568,838	537,943
Total assets	$12,768,503	$12,983,625
Liabilities and Partners’ Deficit:
Mortgages	$14,056,723	$14,282,839
Accounts payable, accrued expenses, intangibles, and deferred revenue	956,184	1,032,217
Lease liabilities	107,873	116,535
Other liabilities	363,647	368,582
Total liabilities	15,484,427	15,800,173
Preferred units	67,450	67,450
Partners’ deficit	(2,783,374)	(2,883,998)
Total liabilities and partners’ deficit	$12,768,503	$12,983,625
Our Share of:
Partners’ deficit	$(1,195,321)	$(1,258,809)
Add: Excess Investment (A)	1,140,083	1,173,852
Our net Investment in unconsolidated entities, at equity	$(55,238)	$(84,957)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

1Q 2024 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended March 31,
	2024	2023
Consolidated Net Income (D)	$841,155	$519,255
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	303,672	304,234
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	204,979	209,330
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,966)	—
Net loss (income) attributable to noncontrolling interest holders in properties	1,470	(762)
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(5,510)	(4,775)
Preferred distributions and dividends	(1,266)	(1,313)
FFO of the Operating Partnership	$1,333,534	$1,025,969
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.25	$1.38
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.34	1.36
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.03)	—
Diluted FFO per share	$3.56	$2.74
Details for per share calculations:
FFO of the Operating Partnership	$1,333,534	$1,025,969
Diluted FFO allocable to unitholders	(173,804)	(129,646)
Diluted FFO allocable to common stockholders	$1,159,730	$896,323
Basic and Diluted weighted average shares outstanding	325,912	326,954
Weighted average limited partnership units outstanding	48,843	47,291
Basic and Diluted weighted average shares and units outstanding	374,755	374,245
Basic and Diluted FFO per Share	$3.56	$2.74
Percent Change	29.9%

1Q 2024 SUPPLEMENTAL	10

EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $7.5 million and $4.5 million for the three months ended March 31, 2024 and 2023, respectively.

 –
Straight-line adjustments decreased income by ($4.6) million and ($7.7) million for the three months ended March 31, 2024 and 2023, respectively.

 –
Amortization of fair market value of leases increased income by $0.2 million and $0.1 million for the three months ended March 31, 2024 and 2023, respectively.

1Q 2024 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2024, we owned or had an interest in 230 properties comprising 183 million square feet in North America, Asia and Europe. We also owned an 84% interest in The Taubman Realty Group, or TRG, which owns 23 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at March 31, 2024, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of March 31, 2024 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

1Q 2024 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	17%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.3X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	273%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2024 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED MARCH 31,
	2024	2023
Financial Highlights
Total Revenue – Consolidated Properties	$1,442,590	$1,350,849
Consolidated Net Income	$841,155	$519,255
Net Income Attributable to Common Stockholders	$731,702	$451,827
Basic and Diluted Earnings per Common Share (EPS)	$2.25	$1.38
Funds from Operations (FFO) of the Operating Partnership	$1,333,534	$1,025,969
Components of Basic and Diluted FFO per Share (FFOPS)
Real Estate	$2.91	$2.82
Gains on disposal, exchange or revalution of equity interests, net of tax	0.83	—
Other Platform Investments	(0.16)	(0.14)
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(0.02)	0.06
Basic and Diluted FFOPS	$3.56	$2.74
Dividends/Distributions per Share/Unit	$1.95	$1.80
	AS OF MARCH 31, 2024	AS OF DECEMBER 31, 2023
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	48,844	48,914
Common Shares Outstanding at end of period	325,944	325,920
Total Common Shares and Limited Partnership Units Outstanding at end of period	374,788	374,834
Weighted Average Limited Partnership Units Outstanding	48,843	47,782
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	325,912	326,808
Equity Market Capitalization
Common Stock Price at end of period	$156.49	$142.64
Common Equity Capitalization, including Limited Partnership Units	$58,650,571	$53,466,356
Preferred Equity Capitalization, including Limited Partnership Preferred Units	71,595	70,296
Total Equity Market Capitalization	$58,722,166	$53,536,652

1Q 2024 SUPPLEMENTAL	14

Net Operating Income (NOI) Composition (1)
For the Three Months Ended March 31, 2024
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

1Q 2024 SUPPLEMENTAL	15

Net Operating Income Overview (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED MARCH 31,		% GROWTH
	2024	2023

Domestic Property NOI (1)	$1,330,418	$1,282,742	3.7%
International Properties (2)	76,429	70,870

Portfolio NOI	$1,406,847	$1,353,612	3.9%
NOI from Other Platform Investments (3)	(83,005)	(27,459)
NOI from Investments (4)	50,837	47,966
Corporate and Other NOI Sources (5)	80,344	39,826

Beneficial interest of Combined NOI	$1,455,023	$1,413,945

(1)
All properties in North America (including TRG’s 18 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); intellectual property and licensing venture (Authentic Brands Group, LLC, or ABG); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown). For the three months ended March 31, 2024, includes charges of  $18.9 million related to SPARC Group and $14.3 million related to J.C. Penney. For the three months ended March 31, 2023, includes our share of a bargain purchase gain of  $27.1 million related to Reebok.

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

1Q 2024 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED MARCH 31,
	2024	2023
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$841,155	$519,255
Income and other tax expense (benefit)	47,603	(13,453)
Gain on disposal, exchange, or revaluation of equity interests, net	(414,769)	—
Interest expense	230,623	199,429
Loss (income) from unconsolidated entities	34,342	(21,900)
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	7,192	(20,608)
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,966)	—
Operating Income Before Other Items	735,180	662,723
Depreciation and amortization	307,369	307,059
Home and regional office costs	60,723	56,820
General and administrative	9,132	9,107
NOI of consolidated entities	$1,112,404	$1,035,709
Less: Noncontrolling interest partners share of NOI	(7,471)	(7,522)
Beneficial NOI of consolidated entities	$1,104,933	$1,028,187
Reconciliation of NOI of unconsolidated entities:
Net Income	$186,196	$180,695
Interest expense	176,751	168,206
Operating Income Before Other Items	362,947	348,901
Depreciation and amortization	159,815	164,473
NOI of unconsolidated entities	$522,762	$513,374
Less: Joint Venture partners share of NOI	(273,939)	(267,901)
Beneficial NOI of unconsolidated entities	$248,823	$245,473
Add: Beneficial interest of NOI from TRG	130,478	119,699
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	(29,211)	20,586
Beneficial interest of Combined NOI	$1,455,023	$1,413,945

(1)
See footnotes 3 and 4 on prior page.

1Q 2024 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
THREE MONTHS ENDED MARCH 31, 2024
FFO of the Operating Partnership	$1,333,534
Non-cash impacts to FFO (1)	29,240
FFO of the Operating Partnership excluding non-cash impacts	1,362,774
Tenant allowances	(51,608)
Operational capital expenditures	(31,366)
Funds available for distribution	$1,279,800

(1)
Non-cash impacts to FFO of the Operating Partnership include:

THREE MONTHS ENDED MARCH 31, 2024
Deductions:
Fair value of debt amortization	(265)
Fair market value of lease amortization	(176)
Additions:
Straight-line lease loss	4,606
Stock based compensation expense	9,834
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	7,192
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	8,049
$29,240
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

1Q 2024 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED MARCH 31,
Consolidated Properties	2024	2023
Lease Income
Fixed lease income (1)	$1,068,405	$1,013,164
Variable lease income (2)	234,266	235,021
Total Lease Income	$1,302,671	$1,248,185
Other Income
Interest, dividend and distribution income (3)	$38,531	$14,947
Lease settlement income	5,334	3,483
Gains on land sales	7,479	2,647
Mixed-use and franchise operations income	21,218	19,420
Other (4)	37,902	33,218
Total Other Income	$110,464	$73,715
Other Expense
Ground leases	$12,255	$12,273
Mixed-use and franchise operations expense	18,947	20,622
Professional fees and other	9,851	13,005
Total Other Expense	$41,053	$45,900
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$77,129	$75,515
Share of Klépierre net income, net of amortization of excess investment	15,637	14,605
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	(115,768)	(55,678)
Share of TRG net loss including amortization of excess investment	(11,340)	(12,542)
Total Income from Unconsolidated Entities	$(34,342)	$21,900
Capitalized Interest
Our Share of Consolidated Properties	$9,061	$13,338
Our Share of Joint Venture Properties	$68	$152

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

1Q 2024 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF MARCH 31,
	2024	2023
U.S. Malls and Premium Outlets
Total Number of Properties	162	162
Total Square Footage of Properties (in millions)	136.6	136.7
Ending Occupancy (1):
Consolidated Assets	95.4%	94.6%
Unconsolidated Assets	95.8%	93.9%
Total Portfolio	95.5%	94.4%
Base Minimum Rent PSF (2):
Consolidated Assets	$56.15	$54.52
Unconsolidated Assets	$61.38	$59.54
Total Portfolio	$57.53	$55.84
U.S. TRG
Total Number of Properties	18	20
Total Square Footage of Properties (in millions)	17.9	20.4
Ending Occupancy (1)	95.3%	93.3%
Base Minimum Rent PSF (2)	$65.92	$62.29
	AS OF MARCH 31,
	2024	2023
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.4	21.3
Ending Occupancy (3)	97.7%	97.3%
Base Minimum Rent PSF (2)	$36.97	$35.63
International Properties (4)
Premium Outlets
Total Number of Properties	23	23
Total Square Footage of Properties (in millions)	8.7	8.7
Designer Outlets
Total Number of Properties	12	11
Total Square Footage of Properties (in millions)	3.0	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

1Q 2024 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	2,181	8,168,022	$57.43	8.4%
2024 (4/1/24 – 12/31/24)	1,324	4,122,148	$61.25	4.5%
2025	2,706	10,145,869	$59.92	10.8%
2026	2,424	9,912,738	$56.56	8.9%
2027	1,807	7,286,505	$64.72	8.4%
2028	1,508	6,859,078	$67.98	8.2%
2029	1,103	5,041,122	$69.34	6.0%
2030	629	2,877,425	$81.01	4.0%
2031	366	1,922,251	$73.74	2.5%
2032	451	1,682,827	$95.79	2.9%
2033	554	2,153,531	$95.40	3.6%
2034	149	723,648	$81.29	1.1%
2035 and Thereafter	649	2,744,046	$55.57	2.3%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,290	6,111,324	$17.03	1.9%
Anchors
Month to Month Leases	3	367,982	$4.64	0.0%
2024 (4/1/24 – 12/31/24)	3	426,692	$4.48	0.0%
2025	15	1,536,966	$6.19	0.1%
2026	17	1,795,117	$5.23	0.2%
2027	13	1,765,268	$5.32	0.2%
2028	16	1,986,210	$5.73	0.2%
2029	14	1,302,698	$7.59	0.2%
2030	11	969,893	$9.60	0.1%
2031	6	427,004	$9.71	0.1%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.2%
2034	5	462,206	$13.70	0.1%
2035 and Thereafter	24	2,216,739	$16.82	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2023 consolidated and joint venture combined base rental revenue.

1Q 2024 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS (1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	282	3,039	1.8%	2.9%
Knitwell Group	440	1,998	1.2%	1.8%
Tapestry	224	943	0.5%	1.7%
Signet Jewelers	348	494	0.3%	1.6%
Victoria’s Secret & Co.	133	1,121	0.7%	1.5%
Capri Holdings	138	551	0.3%	1.4%
American Eagle Outfitters	219	1,379	0.8%	1.4%
PVH Corporation	146	1,100	0.6%	1.3%
Luxottica Group	371	657	0.4%	1.3%
VF Corporation	202	875	0.5%	1.3%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.0%	0.3%
Dillard’s	35	6,377	3.7%	*
Nordstrom	24	4,103	2.4%	0.1%
Dick’s Sporting Goods	36	2,801	1.6%	0.6%
Neiman Marcus	12	1,458	0.8%	0.1%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Hudson’s Bay	8	943	0.5%	0.1%
Von Maur	7	892	0.5%	*

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

1Q 2024 SUPPLEMENTAL	22

CAPITAL EXPENDITURES (1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$18,427	$6,925	$3,463
Redevelopment projects with incremental square footage and/or anchor replacement	53,355	47,372	23,631
Redevelopment projects with no incremental square footage	1,174	5,339	2,902
Subtotal new development and redevelopment projects	72,956	59,636	29,996
Tenant allowances	40,999	21,976	10,609
Operational capital expenditures (CAM and non-CAM)	19,973	26,207	11,393
Totals	$133,928	$107,819	$51,998
Conversion from accrual to cash basis	29,046	9,796	4,724
Capital Expenditures for the Three Months Ended 3/31/24 (2)	$162,974	$117,615	$56,722
Capital Expenditures for the Three Months Ended 3/31/23 (2)	$166,070	$81,707	$39,331

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2024 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2024
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2024 INVESTMENT THRU Q1 2024	FORECASTED INVESTMENT Q2 - Q4 2024	FORECASTED INVESTMENT FY 2024	FORECASTED INVESTMENT FY 2025	FORECASTED TOTAL INVESTMENT FY 2024 - 2025
Malls
Redevelopments	$671,813	8%	$47,503	$244,007	$291,510	$174,823	$466,333
Premium Outlets
New Developments	$185,791	8%	$16,576	$66,844	$83,420	$34,718	$118,138
Redevelopments	$62,648	10%	$511	$41,403	$41,914	$2,005	$43,919
The Mills
Redevelopments	$11,105	13%	$223	$6,203	$6,426	$4,404	$10,830
Total Investment (1)	$931,357	8%	$64,813	$358,457	$423,270	$215,950	$639,220
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(169,084)		$(8,346)	$(63,522)	$(71,868)	$(19,461)	$(91,329)
Total Net Cash Investment	$762,273		$56,467	$294,935	$351,402	$196,489	$547,891
Notes:
(1)
Does not include TRG

1Q 2024 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2023 through March 31, 2024
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2023	325,920,522	48,913,717
First Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(279,350)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	54,075	209,784
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(30,771)
Number Outstanding at March 31, 2024	325,943,826	48,844,151
Number of Limited Partnership Units and Common Shares at March 31, 2024	374,787,977
PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2024
($ in 000's, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	230,373	$100.00	$23,037	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 28, 2024 was $60.93 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2024 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
32.2
30.9
30.2
29.7
28.6
18.8
19.4
18.8
18.6
17.0
13.4
11.5
11.4
11.1
11.6
2020
2021
2022
2023
3/31/2024

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2
5.0
4.8
4.3
4.3
2020
2021(3)
2022(3)
2023(3)
TTM 3/31/2024(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.3
5.8
5.8
5.4
5.4
2020
2021(3)
2022(3)
2023(3)
TTM 3/31/2024(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
66%
49%
58%
60%
57%
2020
2021
2022
2023
TTM 3/31/2024

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.14%
3.03%
3.43%
3.70%
3.73%
2020
2021
2022
2023
3/31/2024

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.6
7.1
6.7
7.2
7.1
2020
2021
2022
2023
3/31/2024

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

1Q 2024 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS (1)
As of March 31, 2024
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,832,819	$4,663,223	3.92%	2.8
Floating Rate Debt (Swapped to Fixed)	206,039	188,151	4.64%	3.6
Floating Rate Debt (Hedged) (2)	124,345	97,389	5.82%	0.8
Variable Rate Debt	137,225	120,534	7.20%	2.2
Total Mortgage Debt	5,300,428	5,069,297	4.06%	2.8
Unsecured Debt
Fixed Rate	20,058,602	20,058,602	3.34%	9.4
Revolving Credit Facility – USD Currency	305,000	305,000	5.22%	4.2
Total Revolving Credit Facilities	305,000	305,000	5.22%	4.2
Total Unsecured Debt	20,363,602	20,363,602	3.37%	9.3
Premium	11,798	11,798
Discount	(82,945)	(82,945)
Debt Issuance Costs	(134,138)	(132,919)
Other Debt Obligations	60,595	60,595
Consolidated Mortgages and Unsecured Indebtedness (2)	$25,519,340	$25,289,428	3.51%	8.0
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,161,604	$5,301,664	4.33%	3.6
Floating Rate Debt (Swapped to Fixed)	760,512	331,857	4.81%	3.4
Floating Rate Debt (Hedged) (2)	1,082,550	507,151	6.01%	2.5
Variable Rate Debt	754,713	318,639	6.46%	2.2
TMLP Debt (3)	325,011	6,966	—	—
Total Mortgage Debt	14,084,390	6,466,277	4.59%	3.5
Debt Issuance Costs	(27,667)	(13,372)
Joint Venture Mortgages and Other Indebtedness (2)	$14,056,723	$6,452,905	4.59%	3.5
Our Share of Total Indebtedness		$31,742,333	3.73%	7.1
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	99.2%	$25,075,339	3.49%	8.1
Variable	0.8%	214,089	6.58%	1.6
	100.0%	25,289,428	3.51%	8.0
Joint Venture
Fixed	87.3%	$5,630,804	4.36%	3.6
Variable	12.7%	822,101	6.18%	2.4
	100.0%	6,452,905	4.59%	3.5
Total Debt		$31,742,333
Total Fixed Debt	96.7%	$30,706,143	3.65%	7.3
Total Variable Debt	3.3%	$1,036,190	6.27%	2.2
Total Variable Debt Inclusive of In-the Money-Caps	1.4%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

1Q 2024 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE) (1)
As of March 31, 2024
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2024	$1,900,000	2.65%	$373,393	4.44%	$693,566	4.29%	$2,966,959	3.24%
2025	1,639,650	2.76%	920,230	3.70%	1,237,549	4.23%	3,797,429	3.46%
2026	2,359,476	3.35%	2,477,358	4.15%	1,340,949	4.50%	6,177,783	3.92%
2027	2,050,000	2.84%	384,157	4.48%	1,127,128	4.41%	3,561,285	3.52%
2028	1,105,000	2.71%	48,808	3.85%	808,582	4.31%	1,962,390	3.40%
2029	1,250,000	2.45%	516,759	3.43%	35,724	0.37%	1,802,483	2.72%
2030	750,000	2.65%	—	—	232,324	3.12%	982,324	2.91%
2031	700,000	2.20%	226,824	3.21%	48,528	4.17%	975,352	2.52%
2032	1,400,000	2.45%	—	—	343,040	5.25%	1,743,040	3.07%
2033	1,459,476	3.07%	121,768	6.46%	587,196	6.80%	2,168,440	4.30%
2034	500,000	6.25%	—	—	839	9.25%	500,839	6.25%
Thereafter	5,250,000	4.71%	—	—	10,852	4.46%	5,260,852	4.71%
Face Amounts of Indebtedness	$20,363,602	3.37%	$5,069,297	4.06%	$6,466,277	4.59%	$31,899,176	3.73%
Premiums (Discounts) on Indebtedness, Net	(73,010)		1,863		—		(71,147)
Debt Issuance Costs	(106,766)		(26,153)		(13,372)		(146,291)
Other Debt Obligations	—		60,595		—		60,595
Our Share of Total Indebtedness	$20,183,826		$5,105,602		$6,452,905		$31,742,333

(1)
Does not include TRG.

1Q 2024 SUPPLEMENTAL	28

Unsecured Debt Information
As of March 31, 2024
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	9/13/2024		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2024		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed	539,650(1)
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%	Fixed	809,476(3)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)(5)	5.22%	Fixed	305,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	809,476(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%	Fixed	500,000
Total Unsecured Indebtedness at Face Value					$20,363,602(6)

(1)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at a common stock price of €27.2092.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2025, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Also represents our share of Total Unsecured Indebtedness.

1Q 2024 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,909	(2)
2.	Auburn Mall	MA	Auburn	56.4%		498,585	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,128,570	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,481	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,202,992	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,367	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,317,962	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		869,614	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		474,958	(2)
10.	Broadway Square	TX	Tyler	100.0%		613,338	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,257,235	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,314	07/30/26	(5)	7.63%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,378,543	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,860	(2)
15.	Coconut Point	FL	Estero	50.0%		1,122,669	10/01/26		3.95%	Fixed	170,641	85,321
16.	College Mall	IN	Bloomington	100.0%		610,243	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,264	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,258,713	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,746	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		932,807	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,510,820	01/05/27		3.11%	Fixed	367,586	183,793
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,506,760	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,235,964	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,168,297	12/01/25		4.31%	Fixed	172,402	172,402
25.	Falls, The	FL	Miami	50.0%		708,042	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,035,971	05/09/26	(5)(31)	6.94%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,161	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,730,083	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,092	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,726,572	02/09/27	(5)(32)	5.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		676,594	(2)
32.	Galleria, The	TX	Houston	50.4%		2,006,748	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,286,563	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,251,801	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,671,334	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,323,587	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,830	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,191,858	11/01/27		4.06%	Fixed	176,100	88,050
39.	Lenox Square	GA	Atlanta	100.0%		1,535,937	(2)

1Q 2024 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,063,692	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,848,780	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,161	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,435	(2)
44.	Meadowood Mall	NV	Reno	50.0%		927,433	12/01/26		5.75%	Fixed	103,207	51,604
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,262,478	(2)
46.	Miami International Mall	FL	Miami	95.0%		1,080,617	02/06/26	(5)	6.92%	Fixed	158,000	150,094
47.	Midland Park Mall	TX	Midland	100.0%		644,974	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		827,726	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,644,991	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,584,018	07/05/25		8.02%	Fixed	189,078	106,584
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,661	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,541	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,376	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		978,797	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		942,023	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,273	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		717,962	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,238	05/01/26		4.20%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,243,804	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,349,768	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,232,928	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		698,089	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,201	08/31/33		6.66%	Fixed	94,236	88,996
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		556,734	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		273,171	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,261,080	02/01/25		3.61%	Fixed	289,240	147,512
67.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,640	(2)
68.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,249	(2)
69.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,201	04/30/24		8.43%	Variable	171,750	42,938
70.	South Hills Village	PA	Pittsburgh	100.0%		1,123,907	(2)
71.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,733	(2)
72.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,149,997	(2)
73.	SouthPark	NC	Charlotte	100.0%		1,683,167	(2)
74.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,342	10/06/25		4.45%	Fixed	54,971	27,486
75.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
76.	St. Johns Town Center	FL	Jacksonville	50.0%		1,442,709	09/11/24		3.82%	Fixed	350,000	175,000
77.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,291,886	(2)
78.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,774	09/05/26		3.50%	Fixed	330,000	164,670
79.	Summit Mall	OH	Akron	100.0%		774,341	10/01/26		3.31%	Fixed	85,000	85,000

1Q 2024 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	OUR SHARE
80.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,261,039	(2)
81.	Tippecanoe Mall	IN	Lafayette	100.0%	864,759	(2)
82.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,257	(2)
83.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
84.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,028	(2)
85.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,452	(2)
86.	University Park Mall	IN	Mishawaka	100.0%	917,772	(2)
87.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,083,139	(2)
88.	West Town Mall	TN	Knoxville	50.0%	1,281,340	(2)
89.	Westchester, The	NY	White Plains (New York)	40.0%	805,161	02/01/30		3.25%	Fixed	400,000	160,000
90.	White Oaks Mall	IL	Springfield	88.6%	925,552	06/01/24	(28)	7.75%	Variable	38,000	33,684
						06/01/24		8.32%	Variable	375	332
91.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,393	11/01/26		4.15%	Fixed	155,152	146,612
92.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,151,815	12/01/33		6.71%	Fixed	294,000	147,000
93.	Woodland Hills Mall	OK	Tulsa	94.5%	1,237,510	(2)
	Total Mall Square Footage				106,089,671

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,752	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,606	02/24/27	(5)	7.68%	Variable	78,800	39,400
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,456	05/03/28	(25)	6.18%	Fixed	28,230	13,872
4.	Northgate Station	WA	Seattle	100.0%	416,953	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	946,951	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,740	05/01/28		3.85%	Fixed	50,973	50,973
	Total Lifestyle Centers Square Footage				3,300,458

1Q 2024 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	305,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,455	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	265,874	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,316	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,571	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,871	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,789	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,366	07/01/28		4.27%	Fixed	98,888	49,444
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,048	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,986	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,983	01/01/28		3.95%	Fixed	156,673	103,404
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,162	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,109	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,002	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,158	12/01/25		4.30%	Fixed	178,000	178,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	422,403	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,738	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,309	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,518	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,465	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,277	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,215	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/Washington, DC)	100.0%	485,654	02/06/26		4.26%	Fixed	69,532	69,532
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,472	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,254	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,707	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,663	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	259,963	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,227	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,809	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,744	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	224,719	06/01/26	(8)	4.17%	Fixed	46,005	46,005
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,819	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,869	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,914	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,288	04/01/32		4.50%	Fixed	75,000	48,750
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)

1Q 2024 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	OUR SHARE
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	541,124	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,285	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,452	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,062	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,519	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	31,017	31,017
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,524	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,885	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,166	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,748	09/06/26	(9)	3.33%	Fixed	54,489	54,489
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,987	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,420	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,191	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	737,760	(2)
			San Antonio)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,522	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	448,406	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	328,069	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,167	10/06/24		4.06%	Fixed	87,416	52,450
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	460,387	(2)
60.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,279	10/01/32		6.25%	Fixed	71,000	35,500
61.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,706	06/16/28	(5)	8.33%	Variable	29,000	14,500
						06/16/28	(5)(29)	7.44%	Fixed	29,000	14,500
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,191	(2)
63.	Twin Cities Premium Outlets	MN	Eagan	35.0%	409,125	11/06/24		4.32%	Fixed	115,000	40,250
64.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,247	(2)
65.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,374	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	519,196	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,402	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,716	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,935	(2)
	Total U.S. Premium Outlet Square Footage				30,527,914

1Q 2024 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,195	09/01/26		3.80%	Fixed	95,441	95,441
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,950,796	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,365,034	11/01/24		4.28%	Fixed	120,331	45,124
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,367,028	11/01/32		6.55%	Fixed	231,756	137,339
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,167	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,123	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,929,429	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,681,011	08/01/32		5.77%	Fixed	127,489	79,681
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,305,398	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,429,406	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,616	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		867,118	04/01/24	(36)	4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,565,876	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,368,352	(2)
	Total The Mills Square Footage					21,371,549

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			854,586	355,316
	Total Other Properties Square Footage					10,436,959

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					171,726,551

1Q 2024 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	195,178	175,660
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,500	11/30/25	(14)	6.59%	Variable	100,779	50,390
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	88,610	44,305
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(5)(14)(25)	5.51%	Fixed	60,920	27,414
						12/01/27	(5)(14)(27)	5.83%	Fixed	60,920	27,414
	Canada Square Footage				1,620,800
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/25	(13)	7.69%	Variable	18,265	13,476
						06/11/25	(13)(28)	4.80%	Variable	86,345	63,705
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	102,318	92,086
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	53,965	38,045
	Germany Square Footage				191,500
	ITALY
9.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	6.39%	Variable	34,538	31,084
						03/31/27	(13)(25)	4.25%	Fixed	138,150	124,335
10.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	2.00%	Fixed	299,606	269,645
	Italy Square Footage				697,000
	JAPAN
11.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
12.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	70,702	28,281
13.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.31%	Variable	85,901	34,360
14.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
15.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	38,986	15,594
16.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	30,065	12,026
17.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
18.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(15)	0.37%	Fixed	33,038	13,215
						11/30/28	(15)	1.03%	Fixed	17,180	6,872
19.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	17,510	7,004
						11/30/24	(15)	0.39%	Variable	2,313	925
20.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.36%	Variable	40,968	16,387
	Japan Square Footage				3,910,000

1Q 2024 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	OUR SHARE
	KOREA
21.	Busan Premium Outlets	Busan		50.0%	360,200	11/23/25	(16)	4.44%	Fixed	91,204	45,602
22.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
23.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	45,306	22,653
24.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/26	(16)	4.38%	Fixed	103,979	51,990
25.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	03/06/26	(16)	3.26%	Fixed	42,334	21,167
	South Korea Square Footage				2,007,100
	MALAYSIA
26.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
27.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	07/31/24	(17)	5.06%	Variable	2,125	1,063
	Malaysia Square Footage				586,900
	MEXICO
28.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
29.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	06/20/28	(18)	14.40%	Variable	1,028	514
						12/20/33	(18)	12.14%	Fixed	23,948	11,974
	Mexico Square Footage				607,800
	NETHERLANDS
30.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	302,204	271,984
						08/18/25	(13)(25)	4.55%	Fixed	181,322	85,698
31.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(13)(26)	5.40%	Fixed	67,889	63,816
	Netherlands Square Footage				545,500
	SPAIN
32.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	5.54%	Fixed	68,535	31,601
	Spain Square Footage				191,000
	THAILAND
33.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	59,770	29,885
	Thailand Square Footage				264,000
	UNITED KINGDOM
34.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)	7.34%	Variable	26,132	11,759
						05/23/27	(21)(25)	4.29%	Fixed	104,528	47,038
35.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	82,057	19,070
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,714,600

	TOTAL SQUARE FOOTAGE				183,441,151

1Q 2024 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ IN 000’S)
										TOTAL	TRG SHARE
	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	780,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,038,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	04/01/24		9.37%	Fixed	67,293	67,293
4.	Country Club Plaza	MO	Kansas City	50.0%	971,000	04/01/26		3.85%	Fixed	295,470	0
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27	(5)(34)	6.87%	Fixed	1,000,000	1,000,000
6.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.40%	Fixed	189,458	97,722
7.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
8.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	02/01/33		6.52%	Fixed	180,000	180,000
9.	International Market Place	HI	Waikiki, Honolulu	93.5%	341,000	(2)
10.	International Plaza	FL	Tampa	50.1%	1,177,000	10/09/26	(5)(33)	6.07%	Variable	477,000	238,977
11.	Mall at Green Hills, The	TN	Nashville	100.0%	1,036,000	01/01/27	(5)(35)	6.76%	Fixed	150,000	150,000
12.	Mall at Millenia, The	FL	Orlando	50.0%	1,113,000	10/15/24		3.94%	Fixed	450,000	225,000
13.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,411,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
14.	Mall at University Town Center, The	FL	Sarasota	50.0%	867,000	11/01/26		3.40%	Fixed	273,139	136,569
15.	Mall of San Juan, The	PR	San Juan	95.0%	628,000	(2)
16.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/25	(5)	4.44%	Fixed	144,181	72,091
17.	Twelve Oaks Mall	MI	Novi	100.0%	1,517,000	03/06/28		4.85%	Fixed	271,067	271,067
18.	Waterside Shops	FL	Naples	50.0%	335,000	04/15/26		3.86%	Fixed	156,258	78,129
19.	Westfarms	CT	West Hartford	78.9%	1,268,000	09/06/28		7.80%	Fixed	242,000	191,035
20.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	5.00%	Fixed	116,646	29,161
21.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	4.95%	Fixed	133,611	32,735
22.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	224,299	109,907
23.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	448,598	76,935
	Total Taubman Realty Group Square Footage				23,532,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,231,620

	TRG – Corporate & Other
	TRG – $650M Revolving Credit Facility			100.0%		03/31/27	(5)	6.63%	Variable	85,000	85,000
	TRG – $65M Revolving Credit Facility			100.0%		04/20/24		6.75%	Variable	27,100	27,100
	Other			50.0%		11/01/27	(5)	7.60%	Variable	24,000	12,000
	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$124,100

1Q 2024 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2024
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2024: Overnight SOFR 5.34%; CME Term SOFR 5.3287%; 30 Day Average SOFR 5.3224%; 1M EURIBOR at 3.855%; 3M EURIBOR at 3.892%; 6M EURIBOR at 3.851%; 3M GBP LIBOR at 5.3037%; 1M YEN TIBOR at 0.1927%; 6M YEN TIBOR at 0.2427%; 1M CDOR at 5.29%; Overnight SONIA 5.1899% and Cost of Funds Rate at 3.807%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 7.32% and maturities between 2024 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 50.9 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 380.8 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 10.0 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 413.7 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.2 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.8 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 906.0 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 26, 2027.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 21, 2025.

(30)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2025.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 9, 2024 .

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2025 .

(33)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until October 15, 2024.

(34)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until March 15, 2025.

(35)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until April 1, 2026.

(36)
Mortgage was paid in full subsequent to March 31, 2024.

1Q 2024 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

1Q 2024 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended March 31, 2024		For the Three Months Ended March 31, 2023
	Noncontrolling Interests(1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(15,434)	$348,345	$(13,360)	$341,236
Management fees and other revenues	—	—	—	—
Other income	(806)	43,380	(577)	43,936
Total revenue	(16,240)	391,725	(13,937)	385,172
EXPENSES:
Property operating	(3,144)	70,676	(2,333)	68,380
Depreciation and amortization	(4,949)	89,142	(4,393)	91,425
Real estate taxes	(607)	28,886	(610)	29,210
Repairs and maintenance	(426)	8,740	(324)	8,434
Advertising and promotion	(2,157)	10,077	(1,243)	9,704
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,435)	24,523	(1,905)	23,971
Total operating expenses	(13,718)	232,044	(10,808)	231,124
OPERATING INCOME BEFORE OTHER ITEMS	(2,522)	159,681	(3,129)	154,048
Interest expense	3,823	(82,383)	2,393	(78,559)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
(Loss) income from unconsolidated entities	169	(77,298)(2)	(26)	(75,489)(2)
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	1,470	—	(762)	—
CONSOLIDATED NET INCOME	1,470	—	(762)	—
Net income attributable to noncontrolling interests	1,470	—(3)	(762)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, Jamestown, RGG, SPARC and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

1Q 2024 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of March 31, 2024		As of March 31, 2023
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(554,527)	$10,022,455	$(533,908)	$10,233,190
Less – accumulated depreciation	(147,353)	4,096,960	(125,056)	3,993,247
	(407,174)	5,925,495	(408,852)	6,239,943
Cash and cash equivalents	(22,891)	619,816	(27,485)	674,783
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(9,267)	219,597	(7,223)	238,347
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(8,082)	(2,762,570)	(8,161)	(3,432,371)
Right-of-use assets, net	(861)	53,266	(869)	62,036
Deferred costs and other assets	(29,450)	1,348,389	(36,602)	1,952,934
Total assets	$(477,725)	$5,403,993	$(489,192)	$5,735,672
LIABILITIES:
Mortgages and unsecured indebtedness	$(229,912)	$6,452,905	$(209,388)	$6,758,849
Accounts payable, accrued expenses, intangibles, and deferred revenues	(31,394)	444,712	(25,365)	411,190
Cash distributions and losses in unconsolidated entities, at equity	—	(1,724,494)	—	(1,703,448)
Dividend payable	—	—	—	—
Lease liabilities	(861)	48,417	(869)	56,851
Other liabilities	(41,892)	182,453	(33,628)	212,230
Total liabilities	(304,059)	5,403,993	(269,250)	5,735,672
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(154,491)	—	(198,882)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(19,175)	—	(21,060)	—
Total equity	(19,175)	—	(21,060)	—
Total liabilities and equity	$(477,725)	$5,403,993	$(489,192)	$5,735,672

1Q 2024 SUPPLEMENTAL	42